Exhibit 99.1

MILLENNIAL MEDIA REPORTS 2014 THIRD QUARTER FINANCIAL RESULTS

Third Quarter Revenue $69.8 million

Baltimore, MD (November 6, 2014) — Millennial Media, Inc. (NYSE: MM), the leading independent mobile advertising platform company, today reported financial results for the third quarter ended September 30, 2014.

Financial Results and Business Highlights for the Third Quarter of 2014

Revenue: For the third quarter of 2014, revenue increased to $69.8 million from $56.1 million on a GAAP basis, a year over year increase of 24.4%. Revenue decreased from $86.3 million on a pro forma combined basis, a year over year decrease of 19.1%. Pro forma combined revenue is calculated as the sum of Millennial Media and Jumptap revenue for the entire third quarter of last year.

Gross Margin: Gross margin was 37.8% for the third quarter of 2014 on a GAAP basis compared to 39.6% for the third quarter of 2013 and 38.6% for the third quarter of 2013 on a pro forma combined basis.

Goodwill and Intangible Impairment: As of September 30, 2014, the Company recorded a non-cash impairment charge of $93.5 million related to its goodwill and certain identifiable long-lived assets. The Company identified an impairment assessment indicator based on a substantial decline in its stock price and market capitalization resulting in an excess of the book value of the Company’s net assets compared to the estimated fair value (calculated in accordance with U.S. GAAP) of those net assets at September 30, 2014. The impairment charge reflects the adjustment of certain of the Company’s assets including goodwill to their estimated fair value as of September 30, 2014.

Net Income (Loss): For the third quarter of 2014, net loss was $(109.4) million, compared to net loss of $(4.6) million for the third quarter of 2013.  The net loss for Q3 2014 includes the $93.5 million impairment charge described above.

Adjusted EBITDA: For the third quarter of 2014, Adjusted EBITDA, a non-GAAP financial measure (see definition below), was $(6.9) million, compared to pro forma combined Adjusted EBITDA of $0.8 million for the third quarter of 2013. Pro forma combined Adjusted EBITDA reflects Jumptap results for the entire third quarter of last year.

Net Income (Loss) per Share: For the third quarter of 2014, basic and diluted net loss per common share was $(1.02), compared to basic and diluted net loss per common share of $(0.06) for the third quarter of 2013.  The impairment charge of $93.5 million described above accounted for approximately $(0.87) of net loss on a per-share basis.

Non-GAAP Net Income (Loss) Per Common Share: For the third quarter of 2014, non-GAAP net loss per common share was $(0.07), compared to non-GAAP net income per common share of $0.00 for the third quarter of 2013.

Other Business Metrics: As of September 30, 2014, Millennial Media reached over 650 million monthly unique users globally, including approximately 175 million monthly unique users in the United States alone. As of September 30, 2014, approximately 60,000 apps and mobile sites were enabled by mobile app developers to operate on Millennial Media’s platform, and Millennial Media had more than 650 million proprietary, anonymous active user profiles used for delivering the most relevant ads to consumers.

Outlook

Based on information available as of today, Millennial Media expects total revenue for the fourth quarter of 2014 to be in the range of $70 million to $75 million and Adjusted EBITDA to be a loss between $(5.5) million and $(6.5) million.

“We had another productive quarter as we took significant steps towards strengthening and accelerating our programmatic capabilities,” said Michael Barrett, President and CEO, Millennial Media. “During the quarter we announced our agreement to acquire Nexage - a leading independent mobile supply side platform and exchange - and we have begun to align our management organization towards best addressing both the manual and machine-based segments of the mobile advertising market. As we head into 2015, we have a much improved set of capabilities, and we are well positioned, in terms of our organization, people and strategy, to drive revenue growth.”

Third Quarter 2014 Financial Results Conference Call: Millennial Media will host a conference call today at 5:00 p.m. ET to discuss its third quarter financial results, developments in its business, and the Company’s expectations for the fourth quarter of 2014. A live webcast of the event will be available on the Investor Relations page of the Millennial Media website at http://investors.millennialmedia.com. A live domestic dial-in is available at 866-700-0133 (U.S.) or 617-213-8831 (international) using passcode 13181747. If you are unable to listen to the live conference call, a replay will be available through November, 13 2014, and can be accessed by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) using passcode 60977306. An archived version of the webcast will also be available at http://investors.millennialmedia.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Millennial Media reports Adjusted EBITDA, which is a non-GAAP financial measure defined as net income or net loss before interest, taxes, depreciation, amortization, adjusted to eliminate impairment of goodwill and intangible assets, non-cash stock-based compensation and expenses related to acquisitions, such as costs for services of lawyers, investment bankers, accountants and other third parties and acquisition related severance costs, bonuses and retention bonuses and accrual of retention payments that represent contingent compensation to be recognized over a requisite period. The Company also reports non-GAAP net income (loss) per common share, which is defined as Adjusted EBITDA divided by diluted weighted average common shares outstanding. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

The Company also presents Adjusted EBITDA on a pro forma combined basis for 2013 periods. Pro forma combined Adjusted EBITDA includes results of the Company’s Jumptap, Inc. subsidiary for the entire period. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, on a historical basis and on a pro forma combined basis, is set forth in the tables following this release.

About Millennial Media

Millennial Media is the leading independent mobile advertising platform company, supporting the world’s top brands and mobile content providers. The Company’s unique data and technology assets enable its clients to connect with their target audiences as they move across screens, media, and moments. Millennial Media drives meaningful results at scale through a diverse suite of products fueled by innovation and the industry’s smartest minds. For more information, visit www.millennialmedia.com.

Forward-Looking Statements

The statements in this press release that are not historical facts constitute “forward-looking statements” that involve risks and uncertainties and are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements include expectations regarding financial results for the fourth quarter of 2014, statements about potential future revenue growth, statements regarding the proposed acquisition of Nexage and the integration of Nexage’s business with ours, and other statements about future operations and financial results. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to accelerate growth and provide enhanced gross margin performance; our ability to expand our developer and advertiser base and increase demand for our services; our ability to keep pace with technological and market developments and remain competitive against larger companies in our industry as well as potential new entrants into our markets; and our proposed acquisition of Nexage, including whether the proposed acquisition is completed in a timely manner, if at all; the satisfaction of conditions to completing the transaction, including the ability to secure approval by our stockholders of the issuance of shares in connection with the proposed acquisition; our ability to successfully integrate the two businesses if the acquisition is completed and realize the expected benefits from the acquisition; and other risks that may impact Millennial’s business. Further information on these and other factors that could affect our results is included in our Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2014 and other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://investors.millennialmedia.com.

The statements made in this release are based on information available to us as of the date of this release, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Additional Information about the Proposed Acquisition and Where You Can Find It

Millennial has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Millennial to be held for the purpose of voting on the issuance of the shares of Millennial common stock to be issued in connection with the proposed acquisition (the “Shares”).  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE ISSUANCE OF THE SHARES CONTEMPLATED BY THE PROPOSED ACQUISITION, MILLENNIAL SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by Millennial with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Millennial may obtain free copies of the documents filed with the SEC by contacting Millennial’s Investor Relations department at (410) 522-8705, or Investor Relations, Millennial Media, Inc., 2400 Boston Street, Suite 201, Baltimore, Maryland 21224.  You may also read and copy any reports, statements and other information filed by Millennial with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Millennial and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Millennial in favor of the proposed transaction. A list of the names of Millennial’s executive officers and directors, and a description of their respective interests in Millennial, are set forth in the definitive proxy statement, which was filed with the SEC on October 31, 2014, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

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Investor Relations Contact

Joe Wilkinson

(443) 681-6238

IR@millennialmedia.com

Press Contact

Todd Cadley

(917) 521-6039

tcadley@millennialmedia.com

Millennial Media, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$76,492	$99,237
Restricted cash	250	320
Accounts receivable, net of allowances of $3,380 and $4,773 as of September 30, 2014 and December 31, 2013, respectively	73,170	109,056
Prepaid expenses and other current assets	5,416	4,243
Total current assets	155,328	212,856

Long-term assets:
Property and equipment, net	24,775	12,663
Restricted cash	350	515
Goodwill	77,976	135,489
Intangible assets, net	14,501	57,706
Other assets	2,018	375
Total long-term assets	119,620	206,748
Total assets	$274,948	$419,604

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$8,034	$7,617
Accrued cost of revenue	41,758	65,053
Accrued payroll and payroll related expenses	8,197	8,767
Deferred revenue	857	868
Total current liabilities	58,846	82,305

Other long-term liabilities	6,707	1,829
Total liabilities	65,553	84,134

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of September 30, 2014 and December 31, 2013	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized, 107,781,632 and 106,314,909 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	108	106
Additional paid-in capital	412,300	400,716
Accumulated other comprehensive loss	(386)	(196)
Accumulated deficit	(202,627)	(65,156)
Total stockholders’ equity	209,395	335,470
Total liabilities and stockholders’ equity	$274,948	$419,604

Millennial Media, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue	$69,807	$56,061	$209,735	$162,508
Cost of revenue	43,397	33,860	126,398	95,559
Gross profit	26,410	22,201	83,337	66,949
Operating expenses:
Sales and marketing	13,163	8,626	40,133	25,119
Technology and development	7,483	3,939	22,450	12,203
General and administrative	21,617	14,232	64,552	40,970
Goodwill and intangible asset impairment	93,479	—	93,479	—
Total operating expenses	135,742	26,797	220,614	78,292
Loss from operations	(109,332)	(4,596)	(137,277)	(11,343)
Other income (expense)
Interest expense, net	(36)	(15)	(99)	(36)
Total other income (expense)	(36)	(15)	(99)	(36)
Loss before income taxes	(109,368)	(4,611)	(137,376)	(11,379)
Income tax benefit (expense)	(67)	6	(95)	(31)
Net loss	$(109,435)	$(4,605)	$(137,471)	$(11,410)

Net loss per share:
Basic and diluted	$(1.02)	$(0.06)	$(1.28)	$(0.14)

Weighted average common shares outstanding:
Basic and diluted	107,547	81,277	107,048	79,924

Stock-based compensation expense included above:
Sales and marketing	$193	$177	$830	$622
Technology and development	172	176	510	1,503
General and administrative	2,556	1,284	9,046	4,674
Total stock-based compensation expense	$2,921	$1,637	$10,386	$6,799

Millennial Media, Inc.

Unaudited Pro Forma Combined Statement of Operations

(in thousands)

	Three Months Ended September 30, 2013			Nine Months Ended September 30, 2013
	Millennial Media	Jumptap	Combined	Millennial Media	Jumptap	Combined

Revenue	$56,061	$30,472	$86,533	$162,508	$69,965	$232,473
Intercompany revenue	—	—	(215)	—	—	(215)
Total revenue	56,061	30,472	86,318	162,508	69,965	232,258
Cost of Revenue	33,860	19,384	53,244	95,559	43,952	139,511
Intercompany cost of revenue	—	—	(215)	—	—	(215)
Total cost of revenue	33,860	19,384	53,029	95,559	43,952	139,296
Gross profit	22,201	11,088	33,289	66,949	26,013	92,962
Operating expenses:
Sales and marketing	8,626	5,343	13,969	25,119	15,816	40,935
Technology and development	3,939	4,126	8,065	12,203	12,318	24,521
General and administrative	14,232	2,868	17,100	40,970	6,409	47,379
Total operating expenses	26,797	12,337	39,134	78,292	34,543	112,835
Loss from operations	(4,596)	(1,249)	(5,845)	(11,343)	(8,530)	(19,873)
Other income (expense)
Interest expense, net	(15)	(366)	(381)	(36)	(665)	(701)
Total other income (expense)	(15)	(366)	(381)	(36)	(665)	(701)
Loss before income taxes	(4,611)	(1,615)	(6,226)	(11,379)	(9,195)	(20,574)
Income tax benefit (expense)	6	—	6	(31)	—	(31)
Net loss	$(4,605)	$(1,615)	$(6,220)	$(11,410)	$(9,195)	$(20,605)

Millennial Media, Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

and Non-GAAP Pro Forma Combined Net Loss to Non-GAAP Adjusted EBITDA

(in thousands, except per share data)

					Pro Forma Combined
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,	Nine Months Ended September 30,
	2014	2013	2014	2013	2013	2013
Net loss	$(109,435)	$(4,605)	$(137,471)	$(11,410)	$(6,220)	$(20,605)
Adjustments:
Interest expense, net	36	15	99	36	238	664
Income tax (benefit) expense	67	(6)	95	31	(6)	30
Goodwill and intangible asset impairment	93,479	—	93,479	—	—	—
Depreciation and amortization expense	4,539	1,142	12,750	3,144	1,652	4,352
Acquisition-related costs	1,505	1,787	2,756	2,268	2,893	3,374
Deferred compensation	—	250	250	500	250	500
Stock-based compensation expense	2,921	1,637	10,386	6,799	1,856	7,251
Jumptap warrant and derivative (income) loss	—	—	—	—	144	36
Total net adjustments	102,547	4,825	119,815	12,778	7,027	16,207
Adjusted EBITDA	$(6,888)	$220	$(17,656)	$1,368	$807	$(4,398)

Reconciliation of Net Loss per share to Non-GAAP Net Income (loss) per share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net loss per share	$(1.02)	$(0.06)	(1.28)	(0.14)
Adjustments:
Interest expense, net	0.00	0.00	0.00	0.00
Income tax (benefit) expense	0.00	0.00	0.00	0.00
Goodwill and intangible asset impairment	0.87	—	0.87	—
Depreciation and amortization expense	0.04	0.02	0.12	0.04
Acquisition-related costs	0.01	0.02	0.03	0.03
Deferred compensation	—	0.00	0.00	0.01
Stock-based compensation expense	0.03	0.02	0.10	0.08
Total net adjustments	0.95	0.06	1.12	0.16
Diluted non-GAAP net income (loss) per share	$(0.07)	$0.00	$(0.16)	$0.02
Weighted average common shares outstanding - dilutive	107,547	83,526	107,048	83,346